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                                                                    EXHIBIT 99.3


       GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON
                              SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER.--Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

                                               GIVE THE
FOR THIS TYPE OF ACCOUNT:                      SOCIAL SECURITY
                                               NUMBER OF--

                                               GIVE THE EMPLOYER
FOR THIS TYPE OF ACCOUNT:                      IDENTIFICATION
                                               NUMBER OF--

      1.  An individual's account              The individual

      2.  Two or more individuals              The actual owner of the
          (joint account)                      account or, if combined
                                               funds, the first
                                               individual on the
                                               account(1)

      3.  Husband and wife                     The actual owners of the
          (joint account)                      account or, if joint
                                               funds, either person(1)

      4.  Custodian account of a minor         The minor(2)
          (Uniform Gift to Minors Act)

      5.  Adult and minor                      The adult or, if the
          (joint account)                      minor is the only
                                               contributor, the
                                               minor(1)

      6.  Account in the name of guardian or   The ward, minor, or
          committee for a designated ward,     incompetent person(3)
          minor, or incompetent person

      7.  a.       The usual revocable         The grantor-trustee(1)
                   savings trust account
                   (grantor is also
                   trustee)

          b.       So-called trust account     The actual owner(1)
                   that is not a legal or
                   valid trust under state
                   law

      8.  Sole proprietorship account          The owner(4)
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      9.  A valid trust, estate, or pension    The legal entity (Do not
          trust                                furnish the identifying
                                               number of the personal
                                               representative or
                                               trustee unless the legal
                                               entity itself is not
                                               designated in the
                                               account title.)(5)

     10.  Corporate account                    The corporation

     11.  Religious, charitable, or            The organization
          educational organization account

     12.  Partnership account held in the      The partnership
          name of the business

     13.  Association, club, or other          The organization
          tax-exempt organization

     14.  A broker or registered nominee       The broker or nominee

     15.  Account with the Department of       The public entity
          Agriculture in the name of a public
          entity (such as a State or local
          government, school district, or
          prison) that receives agricultural
          program payments

(1) List first and circle the name of the person whose number you furnish.

(2) Circle the minor's name and furnish the minor's social security number.

(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(4) Show your individual name. You may also enter your business name. You may use either your Social Security number or your Employer Identification number.

(5) List first and circle the name of the legal trust, estate or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.



            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

                        NUMBER ON SUBSTITUTE FORM W-9

OBTAINING A NUMBER

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5. Application for a Social Security Number Card (for
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individuals), or Form SS-4, Application for Employer Identification Number
(for businesses and all other entitles), at the local office of the Social Security Administration or the Internal Revenue Service (the "IRS") and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on ALL payments include the following:

- A corporation.

- A financial institution.

- An organization exempt from tax under Section 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"), or an individual retirement plan or a custodial account under Section 403(b)(7) of the Code.

- The United States or any agency or instrumentality thereof.

- A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

- A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

- An international organization or any agency or instrumentality thereof.

- A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.

- A real estate investment trust.

- A common trust fund operated by a bank under Section 584(a) of the Code.

- An exempt charitable remainder trust, or a non-exempt trust described in
Section 4947(a)(1) of the Code.

- An entity registered at all times during the tax year under the Investment Company Act of 1940.

- A foreign central bank of issue.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

- Payments to nonresident aliens subject to withholding under Section 1441 of the Code.

- Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

- Payments of patronage dividends where the amount received is not paid in money.

- Payments made by certain foreign organizations.

Payments of interest not generally subject to backup withholding include the following:
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- Payments of interest on obligations issued by individuals.  Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

- Payments of tax-exempt interest (including exempt-interest dividends under Section 852 of the Code).

- Payments described in Section 6049(b)(5) of the Code to non-resident aliens.

- Payments on tax-free covenant bonds under Section 1451 of the Code.

- Payments made by certain foreign organizations.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER. IF YOU ARE A NON-RESIDENT ALIEN OR A FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, FILE WITH THE PAYER A COMPLETED INTERNAL REVENUE FORM W-8 (CERTIFICATE OF FOREIGN STATUS).

Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see Sections 6041, 6041A(a), 6042, 6044, 6045, 6049, and 6050A and 6050N of the Code and the regulations promulgated thereunder.

PRIVACY ACT NOTICE--Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividends, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.--If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE